EXHIBIT 21

Subsidiaries of the Company:

●    Capital Delivery, Ltd., a Kentucky corporation
●    Colonel’s Limited, LLC, a Virginia limited liability company
●    DEPZZA, Inc., a Delaware corporation
●    Equipo Papa John’s, SRL de CV, a Mexican corporation
●    O’Neal Boyz, LLC – a Georgia limited liability company
●    Papa Cares, LLC, a Kentucky LLC
●    Papa John’s (Beijing) Commercial Management Company Limited – China corporation
●    Papa John’s (GB), Ltd., a United Kingdom corporation
●    Papa John’s APAC PTE, Ltd., a Singapore corporation
●    Papa John’s Capital, SRL de CV, a Mexican corporation
●    Papa John’s China, LLC, a Delaware limited liability company
●    Papa John’s EUM, SRL de CV, a Mexican corporation
●    Papa John’s Franchising, LLC, a Kentucky limited liability company
●    Papa John’s Korea, Limited, a Korean corporation
●    Papa John’s Mexico, Inc., a Delaware corporation
●    Papa John’s Pizza, Ltd., a United Kingdom corporation
●    Papa John’s USA – Georgia, Inc., a Delaware corporation
●    Papa John’s USA, Inc., a Kentucky corporation
●    Papa Services, LLC, a Kentucky LLC
●    PJ Asia, LLC, a Kentucky limited liability company
●    PJ Chile, LLC, a Kentucky limited liability company
●    PJ EMEA DMCC, a United Arab Emirates corporation
●    PJI South America, SpA, a Chilean corporation
●    PJ Corp Stores Limited, a United Kingdom corporation
●    PJ Food Service, Inc., a Kentucky corporation
●    PJ Holdings, LLC, a Delaware limited liability company
●    PJ Mexico Franchising SRL de CV, a Mexican corporation
●    PJ Netherlands, LLC – a Kentucky limited liability company
●    PJ North Georgia, LLC, a Kentucky limited liability company
●    PJ Rus, LLC – a Russian limited liability company
●    PJ Russia, LLC – a Kentucky limited liability company
●    PJFS Canada, LLC, a Kentucky limited liability company
●    Preferred Marketing Solutions, Inc., a Kentucky corporation
●    South OBT Corporation, a Florida corporation
●    Trans Papa Logistics, Inc., a Kentucky corporation